Exhibit 5.1

July 5, 2007

RSB BondCo LLC
Suite 202
103 Foulk Road
Wilmington, Delaware 19803

Re:           RSB BondCo LLC

Ladies and Gentlemen:

We have acted as special counsel to RSB Bondco LLC, a Delaware limited liability company (the “Issuer”), and Baltimore Gas and Electric Company, a Maryland corporation (“BGE”), in connection with the preparation of the Registration Statement on Form S-3 (Registration Nos. 333-141366 and 333-1414366-01), as amended (the "Registration Statement"), filed by the Issuer and BGE with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to rate stabilization bonds (the "Rate Stabilization Bonds") of the Issuer offered in such manner as described the prospectus and prospectus supplement (collectively, the "Prospectus") filed with the SEC on June 27, 2007. The Rate Stabilization Bonds were issued under an Indenture, as supplemented by a series supplement thereto (collectively, the "Indenture"), between the Issuer and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the "Indenture Trustee"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Indenture.

We are familiar with the proceedings taken by the Issuer in connection with the authorization, issuance and sale of the Rate Stabilization Bonds. In this regard, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and BGE and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer, BGE and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the

Issuer and the validity, binding effect and enforceability thereof upon the Issuer). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon representations included in the documents we have examined, upon certificates of officers of the Issuer and BGE, and upon certificates of public officials, including representations and warranties of the Issuer and BGE.

Based on and subject to the foregoing, we are of the opinion that, the Rate Stabilization Bonds constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby confirm our opinion as set forth under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "LEGAL MATTERS" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC, except with respect to the immediately preceding paragraph.

We are members of the New York Bar and do not hold ourselves out as experts in the laws of the States of Maryland or Delaware.  With your consent, we have relied upon the opinion of even date herewith of Richards, Layton and Finger, P.A., as to all matters of Delaware law.

Very truly yours,

/s/ Thelen Reid Brown Raysman & Steiner LLP

THELEN REID BROWN RAYSMAN & STEINER LLP